PROSPECTUS

American Riding Tours, Inc.

200,000 shares of Series A convertible preferred stock held by the selling securityholder at a fixed price of $0.001.

20,000,000 shares of common stock held by the selling securityholder at a fixed price of $0.01.

300,000 shares of common stock being offered by American Riding Tours at a fixed price of $0.01.

The shares of stock to be sold include: a) 200,000 Series A Convertible preferred stock (“registered preferred stock”) held by the selling securityholder; b) 20,000,000 shares issuable to the selling securityholder upon conversion of the registered preferred stock and c) 300,000 shares, by us at are being offered for sale to investors on a best efforts basis a price of $0.01 per share.

Upon the effectiveness of this prospectus: the Selling Shareholder may sell the shares as detailed in the section entitled "Plan of Distribution."

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. We are an "emerging growth company" under applicable federal securities laws and will be subject to reduced public company reporting requirements.

We are registering up to 300,000 shares, representing 9.1% of our outstanding common stock if all shares are sold, for sale to investors by us at a price of $0.01 per share for a total of $3,000. This offering will terminate when all 300,000 shares are sold or if not all of the shares are sold the offering will close on April 30, 2014 unless we terminate it earlier. If the offering by the Company to sell 300,000 shares of common stock is not closed by April 30, 2014, management reserves the right to extend the offering for six months, pursuant to the rules of the Securities Act of 1933.

We are also registering up to 200,000 registered preferred stock at a fixed price of $0.001, for duration of the offering, which represent all of the issued and outstanding Series A Convertible Preferred shares and 20,000,000 shares issuable to the selling securityholder upon conversion of the registered preferred stock. The securities registered to the selling securityholder under Rule 415(a)(2), may only be registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration statement. We will not receive any of the proceeds from the sale of shares of the registered preferred stock or common stock or the subsequent conversion of its common stock by the selling securityholder. The selling securityholder, MVS, Inc. is an "underwriter," as such term is defined in the Securities Act of 1933.

The "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase. If our common or preferred stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock. The application of these rules may make it difficult for purchasers in this offering to resell their shares. As of the date of this Prospectus, the Common Stock and Series A Convertible Preferred are not traded on NASDAQ or any recognized stock exchange.

American Riding Tours, Inc. is a developmental stage company focused on offering motorcycle riders tours of the Southern Nevada and surrounding areas. We have just begun our operations, we have no income, and limited assets. We are in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. As of November 25, 2013, we have 3,000,000 common shares issued and outstanding and 200,000 preferred shares issued and outstanding convertible to 20,000,000 common shares. Our preferred stock and common stock are not quoted on any exchange or in the over-the-counter market. There is no trading market for our preferred stock or common stock. After we close this offering, we expect to have an application filed with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for quotation on the OTC-Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us. Further, we have no current plans to apply to have our preferred stock listed or quoted on any exchange or inter-dealer quotation system. The preferred stock offering by the Selling Shareholder is at a fixed price of $0.001 per share and the common stock offered at a fixed price of $0.01 per share for the entire duration of the offering. The purchase of the securities offered through this prospectus involves a high degree of risk.

See "Risk Factors" beginning on page 7

Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have established an escrow account with our corporate attorney for the sole purpose to ensure good funds are received. The purpose of the escrow account is to ensure that the Subscription Agreement and funds are in proper order. Once funds are placed in the escrow account, you do not have the right to withdraw your escrowed funds. There is no minimum for this offering; therefore, funds will be released from escrow upon receipt and we will promptly issue shares to investors even if you are the sole purchaser in this offering.

The shares to be sold for our benefit will be offered by our sole officer/director, namely, Edward Zimmerman III, on a best efforts basis with no minimum.

The date of this prospectus is December 18, 2013

PROSPECTUS SUMMARY

AMERICAN RIDING TOURS

The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 3. References to "we," "us," "our," "American Riding Tours, Inc.," or the "Company" mean American Riding Tours.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were incorporated on February 27, 2013 as American Riding Tours, Inc., as a Nevada corporation. We are considered a shell company that has a business plan and has yet to begin its operations. We consider ourselves to be an emerging growth company under applicable federal securities laws and will be subject to reduced public company reporting requirements. (See “Implications of Being an ‘Emerging Growth Company’ “ below in this Section.

Activities to date have been limited primarily to organization, initial capitalization, establishing administrative offices in Las Vegas, Nevada. As of the date of this offering circular, the Company has developed a business plan and established administrative offices. We have purchased our website, www.americanridingtours.com, which is still under construction. We want to develop this website to serve as a marketing tool to advertise our motorcycle tours to prospective clients. To date, we have not provided any motorcycle tours and we do not own any equipment necessary to provide any motorcycle tours. Management has identified Bluetooth headsets that will be used by the tour conductor to communicate with members of the tour group. These units cost $157.46 a piece, with an anticipated need of 7 units (one tour leader plus up to 6 participants) for a total cost of $1,102. We plan to use some of the proceeds from this Offering, if the Offering is successful, to purchase these headsets. Without additional financing, we shall not be able to purchase these headsets and not be able to conduct any tours or have any chance of generating any revenues. Further, without any additional funding, we do not have sufficient cash to finance our operations for a period of twelve months.

Since our inception on February 27, 2013, we have recognized no revenues. The implied aggregate price of our common stock calculated on 3,000,000 shares currently issued and outstanding based on the offering price of $0.01 is $30,000. Our unaudited total stockholders’ equity as September 30, 2013 is $8,000. As of September 30, 2013, we have incurred an unaudited net loss from operations of $(5,000) and a net loss applicable to common shareholders of $(15,000) since our inception on February 27, 2013 through the interim period of September 30, 2013. We have relied upon the sale of our securities in unregistered transactions from our original founder and accredited investors to fund our operations. We are a development stage company and management is uncertain that the Company can generate sufficient revenues in the next 12-months to sustain our operations. We shall need to seek additional funding to continue our operations and implement our plan of operations. Management anticipates we have a short-term burn rate of approximately $800 per month, pre and post-offering. We will require $10,000 this year and $12,000 per year going forward to cover the costs of being a public company. We currently have no current cash reserves. Further, management believes to continue operations and to implement our plan of operations, we will need to raise approximately $100,000 over a two year period.

Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (February 27, 2013) to September 30, 2013, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. For the period from inception (February 27, 2013) through the interim period ending September 30, 2013, we experienced an unaudited operating loss of $(5,000) and when we include the beneficial conversion feature of our Series A Convertible Preferred stock, our net loss applicable to common shareholder was $(15,000). As of September 30, 2013, we had no cash on hand and prepaid legal expenses of $10,000. Management has agreed to contribute monies to the Company, as needed, to keep it operational for the next twelve months.

In order to keep the company operational and fully reporting, management anticipates a burn rate of approximately $800 per month, pre and post-offering. As of September 30, 2013, we have no cash on hand. Therefore, unless management continues to contribute capital to the Company we shall be without funds to operate our business. Since we do not have any written agreements in place with our management, there is no guarantee that our management will contribute such money when and in the amounts needed to continue operations. Our sole officer and director is involved in other business endeavors, he intends to devote approximately 8-10 hours a week to our business on a going forward basis. Without the support of management, we must raise additional capital in order to continue operations and to implement our plan of operations. See "Description of Business" section that we need to raise $100,000 to obtain appropriate office space, hire and train staff and to market the company’s tour services. If we are unable to obtain a sufficient amount of funding required, either from our sole officer or outside funding, we shall be required to cease our operations and close our business which can result is a total loss of any investor's investments in our company.

Implications of Being an “Emerging Growth Company

As a public reporting company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

o·	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

o·	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis);

o·	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

o·	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

o·	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A;

o·	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

o·	are exempt from any PCAOB rules relating to mandatory audit firm rotation and any requirement to include an auditor discussion and analysis narrative in our audit report.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of these reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. Furthermore, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we (1) have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter; or (2) for so long as we have a public float of zero, have annual revenues of less than $50 million during our most recently completed fiscal year.

Investors should be aware that we will be subject to the "Penny Stock" rules adopted by the Securities and Exchange Commission, which regulate broker-dealer practices in connection with transactions in Penny Stocks. These regulations may have the effect of reducing the level of trading activity, if any, in the secondary market for our stock, and investors in our common stock may find it difficult to sell their shares. Please see the disclosures under "Penny Stock Regulations" on Page 23 of this Prospectus for more information.

Our principal offices are located at 848 N. Rainbow Blvd., #136, Las Vegas, Nevada 89107-1103. Our telephone number is: (702) 277-5916.

The Offering

Securities Offered:

Securities Being Offered by the Selling Shareholder.	a) 200,000 registered preferred stock owned by the selling securityholder; and b) 20,000,000 common shares to be owned by selling securityholder upon conversion of the registered preferred stock. Under the Conversion Rights in the Articles of Incorporation, there is a beneficial ownership limitation whereby the selling securityholder cannot convert in excess of 4.9% of the shares of the Common Stock outstanding. We will not receive any proceeds from the sale of these shares.

Fixed Price	The offering by the selling stockholder of the preferred shares is at a fixed price of $0.001 per share for the entire duration of the offering. The offering price to the public and selling securityholder of the common shares is at a fixed price of $0.01 per share for the entire duration of the offering.

Shares Offered by American Riding Tours, Inc.	We are also registering to sell to new investors up to 300,000 shares of common stock on a best efforts basis. We will sell these shares to new investors at $0.01 per share. The Company will receive the proceeds of this offering, which will be used to offset the offering expenses.

Common Stock Outstanding Before the Offering:	3,000,000 shares

Common Stock Outstanding After the Offering:	23,300,000 shares (assuming the full conversion of all the registered preferred stock which are registered herein) to be sold by our existing shareholder and 300,000 shares to new shareholders. The shares issued to the selling shareholder were made in reliance upon an exemption from registration under Section 4(2) of the Securities Act. For a list of the selling stockholders and the amount of shares that each of them expects to sell, see "Selling Security Holder."

No Minimum	There is no minimum for this offering, funds will be released to us from our escrow agent after we ensure good funds are received and we will promptly issue shares to investors even if you are the sole purchaser in this offering

Termination of Offering	The offering will terminate when all 300,000 common shares are sold or if if less than 300,000 common shares are sold, the offering will close on April 30, 2014. Management reserves the right to extend the offering six months, pursuant to the rules of the Securities Act of 1933. The securities registered to the selling security holder under Rule 415(a)(2), may only be registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration statement.

Offering Price	The offering price of the common stock is $0.01 per share. The offering price of the preferred stock by the selling securityholder is $0.001 per share.

Use of Proceeds	If we are successful at selling all the shares the shares being offered by our Company, the offering will have a net shortfall of $1,428, as we experienced $4,428 in offering expenses. Prior to the offering, the Company prepaid audit, legal and registration offering expenses of $3,528 from cash on hand. We intend to use these proceeds to purchase advertisement, develop our website and purchase bluetooth head-sets. We will not receive any proceeds from the sale of shares by the selling stockholders.

We are registering up to 200,000 preferred shares by an existing selling securityholder at $0.001 per share, and 20,000,000 common shares for resale by an existing selling securityholder at $0.01 per share, and 300,000 shares of our common stock to be sold by our sole officer/director to the public at $0.01 per share.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

The summary information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the March 31, 2013 audited financial statements and notes and the unaudited September 30, 2013 financial statements and notes thereto included elsewhere in this Prospectus.

Balance Sheet Data
	September 30, 2013 (unaudited)	From Inception (February 27, 2013) to March 31, 2013 (audited)

Total cash and equivalents	$ -	$2,500
Prepaid expenses	$10,000	$10,000
Total current assets	$10,000	$12,500

Total Assets	$10,000	$12,500

Accounts Payable	$ 1,500	$ -
Due to Related Party	$ 500	$ -
Total current liabilities	$ 2,000	$ -
Total liabilities	$ 2,000	$ -

Income Statement Data
	For the three months ended Sept. 30, 2013 (unaudited)	From Inception (February 27, 2013) to September 30, 2013 (unaudited)
Revenues	$ -	$ -

General & Administrative Expenses	1,500	5,000

Net loss from Operations	($1,500)	($5,000)

Other Expenses:

Beneficial conversion feature of convertible preferred stock		(10,000)
Total other expenses		(10,000)

Net income (loss) applicable to common shareholders	($1,500)	($15,000)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our preferred and common stock.

This offering and any investment in our preferred and common stock involves a high degree of risk. You should carefully consider the risks discussed in this section and all of the information contained in this Prospectus before deciding whether to purchase our preferred or common stock.

If any of the following risks actually occur, our business, financial condition, and results of operations could be harmed. An investment in our common and preferred stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our preferred and common stock. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISK FACTORS RELATING TO OUR FINANCIAL CONDITION

1. WE HAVE NO OPERATING HISTORY AND LIMITED HISTORICAL FINANCIAL INFORMATION UPON WHICH YOU MAY EVALUATE OUR PERFORMANCE.

We have no operating history and we are subject to all risks inherent in a developing business enterprise. At this time we are considered a shell company. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with selling motorcycle tours and the competitive environment in which we operate. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of our business. We may not be able to successfully address these risks and uncertainties or successfully implement our business plan . If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our preferred and common stock to the point that the investors may lose their entire investment. Even if we accomplish these objectives, we may not be able to generate positive cash flows or profits that we anticipate in the future.

2. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our financial statements included with this Registration Statement for the year ended March 31, 2013, and the quarter ended September 30, 2013, have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended March 31, 2013. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors. Since our auditor's have raised a substantial doubt about our ability to continue as a going concern, this typically results greater difficulty to obtain loans than businesses that do not have a qualified auditors opinion. Additionally, any loans we might obtain may be on less advantageous terms. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our business. We plan to seek additional funds through private placements of our preferred and common stock. You may be investing in a company that will not have the funds necessary to continue to deploy its business plans . If we are not able to achieve sufficient revenues or find financing to cover our expenses, then we likely will be forced to cease operations and investors will likely lose their entire investment.

3. WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have prepared audited financial statements for the year end for March 31, 2013 and unaudited financial statements for the quarter ended September 30, 2013. For the period from inception (February 27, 2013) through the interim period ending September 30, 2013, we experienced an unaudited operating net loss of $(5,000), and when we include the beneficial conversion feature of our Series A Convertible Preferred stock our net loss applicable to common shareholder was $(15,000). We have no cash on hand. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to develop and expand our operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. Our near term financing is this Offering, to help the Company raise $3,000, our long-term financing needs we will need to raise approximately $100,000, which are necessary to continue operations and to implement our plan of operations. Management anticipates we have a short-term burn rate of approximately $800 per month, pre and post-offering. We will require $10,000 this year and $12,000 per year going forward to cover the costs of being a public company. Further, management believes to continue operations and to implement our plan of operations, we will need to raise approximately $100,000 over a two year period. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from its operation.

4. THERE IS AN OUTSTANDING RELATED PARTY LOAN FROM OUR SOLE OFFICER/DIRECTOR FOR $500.00, THAT CAN BE CALLED UPON DEMAND, AT ANY TIME, WHICH COULD HURT OUR FINANCIAL STATUS.

Edward Zimmerman III, our sole officer and director has the right to demand payment of his related party loan(s) to us at any time. As of September 30, 2013, Mr. Zimmerman has a related party loan with us for $500.00. This loan is unsecured, payable on demand and bears no interest. If in the future, we may be unable to pay-off this loan, and if Mr. Zimmerman demands payment for the funds that he has loaned to us, based on no cash reserves, we may cease to exist and an investor could lose their entire investment.

COMPANY RISK FACTORS

5. Our business relies Discretionary entertainment Spending and General Economic Conditions.

Purchases of our motorcycle tour services are generally viewed as discretionary spending by consumers. In times of economic uncertainty, consumers tend to defer expenditures for discretionary entertainment and tours, which affects demand for our services. Any substantial deterioration in general economic conditions that diminish consumer confidence or discretionary income or recreational spending can reduce our revenues and adversely affect our financial results. Since we sell a service intended for the tourism market, as the tourism market declines, there is less demand for our services. The impact of weak consumer credit markets, corporate restructurings, layoffs, declines in the value of investments and residential real estate, higher fuel prices and increases in federal and state taxation all can negatively affect our operating results.

6. THERE MAY BE A POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES.

In order to implement our business plan, management recognizes that additional staff will be required to conduct motorcycle tours. No assurances can be given that we will be able to find suitable employees that can support our needs or that these employees can be hired on favorable terms. We do not plan to hire any additional employees until our cash flows can justify the expense.

7. There is a risk of accidents occurring at tourist destinations, which may reduce attendance and negatively impact our revenues.

Our tourist destination features Mt. Charleston, Lake Mead National Recreation Area, Red Rock Canyon, Valley of Fire, and the Grand Canyon. Although we plan to be safety conscious, there are inherent risks involved with motorcycle tours, and an accident or a serious injury during a tour may reduce attendance and result in decreased revenue. In addition, accidents or injuries at destinations operated by our competitors may influence the general attitudes of our future clients and adversely affect attendance at our tourist destination.

We may also be sued for substantial damages in the event of an actual or alleged accident. We do not carry liability insurance to cover this risk, there can be no assurance that we will be able to afford or obtain adequate insurance coverage for our tours

8. We do not carry any TOUR business or weather related interruption insurance or third-party liability insurance.

Operation of our business involves many risks, including natural disasters, tour business interruptions, property damage, personal injury, adverse weather and death. We do not carry any tour business or weather related interruption insurance or third-party liability insurance for our business to cover claims in respect of property or weather damage or relating to our operations. Therefore, we may not have insurance coverage sufficient to cover all risks associated with our business. As a result, we may be required to pay for financial and other losses, damages and liabilities, and other events beyond our control, out of our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

9. IF WE DO NOT ATTRACT NEW CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We have not identified any customers and we cannot guarantee we ever will have any customers for our tour business. Even if we obtain new customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

10. We may not be able to compete with other TOUR agencies, some of whom have greater resources and experience than we do.

The Las Vegas tour industry is highly competitive, and subject to rapid change. We do not have the resources to compete with the large Las Vegas Strip-based hotel-casinos and larger event planning agencies, who offer tour services that might compete with us. With the minimal resources we have available, the selection of events we could bid on becomes very limited. Competition by existing and future competitors could result in our inability to secure profitable events. This competition from other entities with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to successfully execute our business plan. Further, we cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

11. Bad Weather Can Have An Adverse Financial Impact On Our Tour business.

We promote outdoor motorcycle tour events. Weather conditions, or even the forecast of poor weather, can affect our future sales and bookings for a tour event. Poor weather may adversely affect our sales and tour event bookings, which could have an adverse effect on our business, financial condition and results of operations.

We do not currently maintain any type of weather-related insurance.  Due to the importance of clear visibility and safe driving conditions for a motorcycle tour , poor or seasonal weather changes could significantly affect our tour bookings. Any unanticipated weather changes could impact our ability to book tours. This could have a material adverse effect on our business, financial condition and results of operations.

12. NATURAL DISASTERS OR ACTS OF TERRORISM AND OTHER ISSUES COULD DISRUPT SERVICES.

Storms, earthquakes, drought, floods or other natural disasters or acts of terrorism may result in reduced revenues or property damage. Disasters may also cause economic dislocations throughout the country. In addition, natural disasters or acts of terrorism may increase the volatility of financial results, either due to increased costs caused by the disaster with partial or no corresponding compensation from clients.

Other issues and uncertainties may include:

  New accounting pronouncements or changes in accounting policies;

  Labor shortages that adversely affect our ability to employ entry level personnel; and

  Legislation or other governmental action that detrimentally impacts expenses or reduces revenues by adversely affecting our clients.

13. OUR MANAGEMENT AND PREFERRED SHAREHOLDER CONTROLS A LARGE BLOCK OF OUR COMMON STOCK THAT WILL ALLOW THEM TO CONTROL THE COMPANY.

As of November 25, 2013, our sole officer/director owns 100% of our outstanding common stock. Upon completion of the 300,000 share offering, our sole officer and director will own approximately 90.9% of then issued and outstanding shares, and will be able to elect all of the directors and continue to control American Riding Tours. Additionally, our registered preferred stock shareholder owns 200,000 preferred shares that can be converted into 20,000,000 common shares or 86.9% or the outstanding shares.

As a result, our sole officer and large Preferred Shareholder will have the ability to control substantially all matters submitted to our stockholders for approval including:

a)      election of our board of directors;

b)      removal of any of our directors;

c)      amendment of our Articles of Incorporation or bylaws; and

d)      adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our preferred and common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Investors will own a minority percentage of the Company's common stock and will have minority voting rights. Investors will not have the ability to control either the vote of the Company's Shareholders or Board of Directors.

14. SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS WHEN IT COMES TO HIS COMPENSATION PACKAGE

The Company's sole officer and director, Mr. Edward Zimmerman III, owns 100% of the outstanding shares and will own no less than 98% after this offering is completed. At this time he is not receiving any salary compensation. As a result, he will maintain control of the Company and has discretion to set his own future compensation and choose all of our directors. His interests may differ from those of other stockholders. Mr. Zimmerman has yet to formulate a compensation package, but he believes no compensation in is order until the company generates sufficient cash flows to cover its operational costs.

15. BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer sole director, Mr. Edward Zimmerman II, will only be devoting limited time to our operations. Mr. Zimmerman intends to devote approximately 8-10 hours per week to our business. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is possible that the demands on Mr. Zimmerman from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Zimmerman may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

16. IF MR. ZIMMERMAN, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE AN OFFICER OR A DIRECTOR. THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Mr. Zimmerman, for the future success of our business. The loss of the services of Mr. Zimmerman could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

17. OUR MANAGEMENT HAS DISCRETION AS TO HOW TO USE ANY PROCEEDS FROM THE SALE OF COMMON STOCK.

The net proceeds from the sale of our common stock under this offering will be used for the purposes described under "Use of Proceeds." Since the offering expenses exceed the amount of the maximum offering by the company, the offering will result in a net shortfall to the Company. We reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated and which our management deems to be in the best interests of the company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this offering. Investors for the common stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

18. IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY.

Upon the effectiveness of our registration, we will incur legal, accounting and other expenses as a fully-reporting public company. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. There may be further increases if and when we are no longer an "emerging growth company." Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We expect to incur approximately $10,000 of incremental operating expenses in fiscal year 2013-2014. We project that the total incremental operating expenses of being a public company will be approximately $12,000 for fiscal year 2013-2014. The incremental costs are estimates, and actual incremental expenses could be materially different from these estimates. Unless we can generate sufficient revenues and profits, we may not be able to absorb the costs of being a public company.

19. As a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

We have never operated as a public company. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. There may be further increases if and when we are no longer an "emerging growth company". The Sarbanes-Oxley Act of 2002, the Dodd-Frank Act of 2010, and rules subsequently implemented and yet to be implemented by the U. S. Securities and Exchange Commission have imposed and will impose various new requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly, particularly after we are no longer an "emerging growth company." For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management, as required by Section 404 of the Sarbanes-Oxley Act. Compliance will require us to increase our general and administrative expense in order to pay added compliance personnel, outside legal counsel and consultants to assist us in, among other things, external reporting, instituting and monitoring a more comprehensive compliance function and board governance function, establishing and maintaining internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, and preparing and distributing periodic public reports in compliance with our obligations under the U.S. federal securities laws. We currently do not have an internal audit group, and we will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our stock could decline.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenues of at least $1.0 billion; (b) the last day of our fiscal year ending after the fifth anniversary of the completion of this offering; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act.

20. We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of exemptions from certain reporting requirements available to “emerging growth companies” under that Act, including but not limited to not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (relating to the effectiveness of our internal control over financial reporting), reduced disclosure obligations regarding executive compensation in our periodic reports and any proxy statements we may be required to file, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies.

We are electing to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not “emerging growth companies.” Consequently, our financial statements may not be comparable to the financial statements of other public companies. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” In this regard, we will remain an “emerging growth company” for up to five years after the first sale of our common equity securities under an effective registration statement, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the next following December 31.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions. If investors were to find our securities less attractive as a result of our election, we may have difficulty raising in this offering and future offerings.

RISK FACTORS RELATING TO OUR PREFERRED AND COMMON STOCK AND THIS OFFERING

21. INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to the Company if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the offering period. If the offering is not closed by April 30, 2014, management reserves the right to extend the offering for six months, pursuant to the rules of the Securities Act of 1933.

22. FUTURE SALES OF SHARES BY EXISTING CONTROLLING STOCKHOLDERS COULD CAUSE OUR STOCK PRICE TO DECLINE, FURTHER, CERTAIN SHARES OF OUR COMMON STOCK ARE RESTRICTED FROM IMMEDIATE RESALE.

A total of 3,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company” as that term is defined by the applicable federal securities laws, because of the nature and amount of our assets and our very limited operations, applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule).  For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

23. OUR PREFERRED STOCK DOES NOT PAY ANY DIVIDENDS AND CAN BE CONSIDERED ILLIQUID.

We have one Series of Preferred Shares issued and outstanding. Our registered preferred stock, par value $0.001, shall not be entitled to receive any dividends, shall not have any liquidation rights and shall not be entitled to (a) any voting rights or (b) notice of any meeting of the shareholders of the corporation. The registered preferred stock can be converted at the ratio of one hundred (100) shares of Common Stock for every one (1) share of the registered preferred stock converted; however, the conversion is limited whereby the beneficial owner cannot beneficially own in excess of 4.9% of the shares of the Common Stock outstanding immediately after giving effect to such conversion or exercise.

Management has no intention to apply to have any Series of the Company’s preferred stock listed or quoted on any exchange or inter-dealer quotation system. This will make ownership of our preferred shares illiquid.

24. We have authorized and unissued shares Series B and C Preferred stock that may be issued in the future, which would dilute your ownership in the Company.

Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our stockholders in connection with any future issuance of our common stock, the future issuance of additional shares of our preferred and common stock would cause immediate, and potentially substantial, dilution to the net tangible book value of those shares of preferred and common stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of our issued and outstanding shares could have a material effect on the market value of the shares.

We have 5,000,000 preferred shares authorized for each of our Series A, B and C preferred stock. We currently have 200,000 shares of the registered preferred stock issued and outstanding; no shares of Series B Callable Preferred Stock are issued and outstanding and no Series C stock are issued and outstanding. The Series B Voting Preferred shares shall not be entitled to receive any dividends and shall not have any liquidation rights. The holders of Series B Voting Preferred Stock shall be entitled to (a) notice of any meeting of the shareholders of the Corporation; and (b) have the power to vote each share at any shareholder meeting, where each share of Series B Voting Preferred Stock carries the weight of ten (10) votes for each share of common stock.

The Series C Preferred stock is undesignated at this time. Therefore, since each Series has 5,000,000 authorized, this gives the Board of Directors a great deal of discretion, in the future, to issue more shares in each Series, without shareholder approval. The issuance of more shares of any Series would dilute your ownership in the Company, which would mean your percent of ownership in the Company would decrease.

25. WE HAVE NEVER DECLARED DIVIDENDS ON OUR COMMON STOCK AND DO NOT PLAN TO DO SO IN THE FORESEEABLE FUTURE.

We intend to retain any future earnings to finance the operation and expansion of its business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any. You should not rely on an investment in our company if you require dividend income. The only possibility of any income to investors would come from any rise in the market price of your stock, which is uncertain and unpredictable.

A holder of common stock will be entitled to receive dividends only when, as, and if declared by the Board of Directors out of funds legally available therefore. We have never issued dividends on our common stock. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, and other circumstances.

26. THE PRICE OF OUR COMMON STOCK OFFERED IN THE OFFERING HAS BEEN ARBITRARILY ESTABLISHED BY OUR MANAGEMENT.

The offering price has been arbitrarily determined by our management and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. This is especially the case if an investment in our company results in a stock price as determined by the market less than our initial offering. In that case, shares in our company could be purchased in the open market below our initial offering price. This would result in a loss of money for any investors in this offering.

27. THERE ARE NO COMMITMENTS TO PURCHASE ANY OF OUR COMMON STOCK OFFERED HEREUNDER.

There is no commitment of any kind on the part of anyone to purchase all or any part of the 300,000 shares being offered hereby; consequently, we can give no assurance that all or any of the shares will be sold. There is no minimum amount to be raised in this offering, investors may lose their entire investment if the offering does not raise enough funds to sustain your business. Management plans to solicit friends and acquaintances to purchase stock in this offering. Management believes there are a very limited number of purchasers of our common stock. Further, any purchasers of our common stock will not have any liquidity to sell their stock in our Company.

28. WE DO NOT HAVE INSURANCE AND, THEREFORE, LIABILITY WE INCUR COULD HAVE SUBSTANTIAL IMPACT ON OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have limited capital and, therefore, we do not currently have a policy of insurance against liabilities arising out of the negligence of our officer and director and/or arising from deficiencies in any of our business operations. Even assuming we obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against us, our officers and directors, or our business operations or assets. Any such liability which might arise could be substantial and would likely exceed our total assets. However, our Articles of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons, it is the opinion of the U. S. Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

29. IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD AND AS A RESULT, INVESTORS MAY BE MISLED AND LOSE CONFIDENCE IN OUR FINANCIAL REPORTING AND DISCLOSURES, AND THE PRICE OF OUR PREFERRED AND COMMON STOCK MAY BE NEGATIVELY AFFECTED.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A "significant deficiency" means a deficiency or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of the Company's financial reporting. A "material weakness" is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

As of September 30, 2013 management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and (2) inadequate segregation of duties consistent with control objectives.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Failure to provide effective internal controls may cause investors to lose confidence in our financial reporting and may negatively affect the price of our preferred and common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.

30. CURRENTLY, THERE IS NO MARKET FOR OUR SECURITIES.

There is presently no market for our securities and there can be no assurance that any such market will develop. In the event a public trading market does develop, there is no assurance it will continue. Therefore, any investment in our preferred and common stock may be highly illiquid and without a market value.

31. YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Nevada and we will rely on exemptions found in NRS 90.460 of the Nevada Revised Statutes. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our preferred and common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

32. WE MAY HAVE DIFFICULTY IN MEETING THE QUALIFICATIONS FOR THE QUOTATION OF OUR COMMON STOCK ON THE OTC-BULLETIN BOARD.

After this Registration Statement becomes effective, and if we are successful in completing the offering, we plan to identify a market maker to list our common stock on the OTC-Bulletin Board. Based on the small size of our Company and our minimal operations, we may have difficulty in meeting the qualifications for trading our common stock on the OTC-Bulletin Board and in finding a market maker willing to list quotations for our shares or sponsor our Company for listing. There are no assurances that our Company’s common stock will ever be quoted on the OTC-Bulletin Board. We have no plans to apply to have our preferred stock listed or quoted.

33. LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company's stock is initially selling at $0.01 per share they will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under "Risk Factors" and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the registered preferred stock or common shares being offered for sale by the selling security holder. However, we will receive up to $3,000 in proceeds from the sale of shares offered by us under this prospectus. The proceeds we receive shall be used to further our business operations . Management does not have any intentions of using the proceeds from to offering to repay any portion of recent related-party loans. The use of proceeds include:

Use of Proceeds

Since there is no minimum offering, the following chart outlines the use of proceeds, after the closing of this offering based on different levels of the offering 's success.

Percent of $3,000 Offering Achieved

	10%	25%	50%	75%	100%
Total Proceeds	$300	$750	$1,500	$2,250	$3,000

Less: Offering Expenses

Commissions & Finders Fees	$ 0	0	0	0	0
SEC Registration Fee	$ 28	28	28	28	28
Legal Fees*	$1,000	1,000	1,000	1,000	1,000
Audit fees*	$2,500	2,500	2,500	2,500	2,500
Transfer Agent fees*	$ 100	200	400	600	800
Copying*	$ 50	50	50	70	100
Total Offering Expenses	$3,678	$3,778	$3,978	$4,198	$4,428

Net Shortfall From Offering	$ $(3,378)	$(3,028)	$(2,478)	$(1,948)	$(1,428)

*Estimated Expenses

Note: Cash on hand in the past was used to prepay the audit, legal and registration offering expenses. Management does not plan to use any of the proceeds from this offering to replace cash to the balance sheet, but to use any proceeds to purchase sales brochures, website development and purchase bluetooth headsets.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of American Riding Tours issued and outstanding stock. This is due in part to our founding shareholder, who received shares of our common stock at our formation or in exchange for cash put in the company, paid $3,000 for 3,000,000 shares, or $0.001 per share for their shares. The following table sets forth on a pro forma basis at September 30, 2013, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $0.01 per share).

The dilution calculations we have set forth in this section reflect an offering price of $0.01 per share.

As of September 30, 2013, we had a net tangible book value of $8,000 or $(0.0027) per share of issued and outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the maximum offering of 300,000 shares, the net tangible book value at that date would have been $10,100 or $0.0031 per share, after offering expenses. This represents an immediate increase in net tangible book value of $0.0004 per share to existing shareholders and an immediate dilution of $0.0069 per share to new investors.

The following table illustrates the dilution to the purchaser of the common stock in this offering.

Dilution Table

Maximum Offering
Net tangible book value per share at September 30, 2013	$0.0027

Net tangible book value after this offering	$10,100

Net tangible book value after this offering per share	$0.0031

Increase per share attributable to new stockholders	$0.0004

Dilution	$0.0069

Dilution as percentage of purchase price	69.39%

The common stock to be sold by the selling shareholder is the common stock that is currently issued or converted to registered preferred stock. Accordingly, there will be no additional dilution to our existing shareholders.

Selling Security Holder

This Prospectus relates to the resale of preferred and common stock that includes: 200,000 preferred shares that can be converted into 20,000,000 shares of common stock that are owned by the selling shareholder. There is no conversion price and each share of preferred stock can be converted into 100 shares of common stock. The table below sets forth information with respect to the resale of registered preferred stock and common stock owned by the selling shareholder. We will not receive any proceeds from the resale of neither the registered preferred stock nor common stock by the selling shareholder for shares currently outstanding or in connection with the resale of the shares of common stock issuable upon conversion our the registered preferred stock or for previous outstanding shares of common stock being registered herein. The selling stockholder may from time-to-time offer and sell any or all of their preferred shares during the duration of this offering at the fixed price of $0.001 per share and the common shares at a fixed price of $0.01 per share. The securities registered to the selling security holder under Rule 415(a)(2), may only be registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration statement.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our preferred and common stock held by the selling shareholder, including:

  the number of shares owned by each prior to this offering;
  the total number of shares that are to be offered by each;
  the total number of shares that will be owned by each upon completion of the offering;
  the percentage owned by each upon completion of the offering; and
  the identity of the beneficial holder of any entity that owns the shares.

The beneficial Ownership of each shareholder will not change after the offering. The beneficial owners are selling securityholders who already own their stock and are not acquiring additional shares. Therefore, the table below assumes that all securities registered will be sold.

Selling Security Holder

				Convertible
Selling Security Holder	Preferred Shares for Sale	Registered Preferred Stock Before Offering	Percent Before Offering	Common Shares After Offering	Percent After Offering (1)
MVS, Inc. (2)	200,000	200,000	100%	20,000,000	85.8%

(1)     Based on 3,000,000 shares of common stock issued and outstanding as of November 25, 2013.

(2)     MVS, Inc., 647 Apollo Ave., Henderson, NV 89002. Mark Strout is beneficial owner who exercises the sole voting and dispositive powers with respect to the shares owned and has the ultimate voting control over the shares held this entity. On or about March 29, 2013, the Company issued 200,000 nonregistered preferred stock to MVS, Inc. in exchange for $10,000 cash payment to the Company. The Company did not engage in any form of general solicitation or general advertising in connection with this transaction. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. MVS, Inc. was provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. MVS, Inc. acquired these securities for investment purposes and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of preferred stock issued contained a legend restricting transferability absent registration or applicable exemption. Further, no material agreements exist between MVS, Inc. and the Company with respect to the March 29, 2013 transaction.

(3)     This table assumes that the selling shareholder will sell all of their shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. Based on the Articles of Designation for the Registrant, the selling shareholder (the beneficial owner of such shares, together with such beneficial owner’s affiliates) cannot convert more than 4.9% of their registered preferred stock to common shares outstanding immediately after giving effect to such conversion or exercise.

This table assumes that the selling shareholder will sell all of their shares available for sale following the effectiveness of the registration statement that are included this prospectus. The selling shareholder is not required to sell their shares. The numbers in this table assume that the selling shareholder does not purchase additional shares of preferred or common stock, and assumes that all shares offered will be sold following the effectiveness of this registration statement.

The selling securityholder is not a broker-dealer nor an affiliate of a broker-dealer.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares we are registering. The preferred shares offering price was determined by the price the preferred shares were originally sold to the selling securityholder. Our selling securityholder will sell their preferred shares at a fixed price of $0.001 for the entire duration of the offering.

Since there is no established public trading market for our common stock, the common shares offering price was arbitrarily established by us, and bears no relationship to any objective criterion of value. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculation of $0.01 per share for the common shares is a bona fide estimate of the offering price in accordance with Rule 457(a). This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, earnings, book value or any other criteria of value. No valuation or appraisal has been prepared for our business. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in a trading market after this offering, which is likely to fluctuate. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price. The offering of the common shares is at a fixed price of $0.01 per share for the entire duration of the offering. The $0.01 fixed price of the shares that are being offered on a best efforts basis was arbitrarily determined.

PLAN OF DISTRIBUTION

The Offering

This prospectus relates to the following:

We are offering up to a total of 300,000 shares. The offering price is at a fixed price $0.01 per share for the entire duration of the offering. The Offering will close on April 30, 2014, unless terminated earlier or extended by management for an additional six months, pursuant to the rules of the Securities Act of 1933.

The offering relates to the sale by us of up to 300,000 shares of common stock and to the resale by certain selling security holder of the Company of up to 200,000 shares of preferred stock that can be converted into 20,000,000 common shares. However, the Company’s Articles of Designation of the registered preferred stock limit the conversion to no more 4.9% of the shares of common stock outstanding to be converted at any one time by the beneficial owners, together with such beneficial owner’s affiliates. Based on 23,000,000 common shares outstanding, no more than 1,127,000 common shares can be converted by the beneficial owner of the registered preferred stock. Once these shares are sold, the beneficial owners of the registered preferred stock can convert an additional 1,127,000 shares.

We have established an escrow account with our corporate attorney for funds received by us from prospective investors. The purpose of the escrow account is to ensure we receive "good funds" before we accept the Subscription Agreement. Good funds are considered cashier's checks or personal checks that have cleared the bank. There is no minimum for this offering. Therefore, after the funds are received and the subscription accepted, shares will be promptly issued by us to investors even if you are the sole purchaser in this offering. Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to us if the Subscription Agreements and funds are in good order. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the offering period,

The offering is being conducted on a self-underwritten, best effort basis, which means our officer/director will attempt to sell the shares. We cannot assure you that all of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may not be able to sell all of 300,000 shares in this offering. All subscription funds will be held in our attorney's Trust Account.

The shares will be offered at a fixed price of $0.01 per share from the effective date of this prospectus until April 30, 2014, unless terminated earlier or extended by management for an additional six months, pursuant to the rules of the Securities Act of 1933. Certificates for shares purchased will be issued and distributed promptly after any shares are sold, the subscription is accepted and "good funds" are received in our escrow account.

The proceeds from the sale of the shares in this offering will be payable to Thomas C. Cook Client Trust Account fbo American Riding Tours, Inc.

We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason, based on whether good funds are received or if we receive subscriptions for more than our 300,000 share offering. Subscriptions will be accepted or rejected promptly. All checks from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

We have no intention of inviting broker-dealer participation in this offering.

Our officer/director intends to seek to sell the common stock to be sold by us in this offering by contacting persons with whom she has had prior contact who have expressed interest in the Company, and by seeking additional persons who may have interest through various methods such as telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. We do not intend to offer the securities over the Internet or through general solicitation or advertising. Our sole officer and director are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and perform substantial other duties for us.

We further represent:

  Our sole officer/director is not a broker, dealer or associated persons of brokers or dealers within the preceding 12 months; and

  Our sole officer/director has not participated in the selling offerings of securities for any issuer more than once every 12 months other than in reliance on Rule 3a4-1(a)4(1) or (a)4(iii).

There is not currently a public market for the American Riding Tours Common Stock. We intend to apply for admission to quotation of our securities on the OTC-Bulletin Board after we close this offering. The shares of American Riding Tours Common Stock distributed to American Riding Tours stockholders will be freely transferable, except for (1) shares of American Riding Tours Common Stock received by persons who may be deemed to be affiliates of American Riding Tours under the Securities Act of 1933, as amended (the "Securities Act"); and (2) shares of American Riding Tours Common Stock received by persons who hold restricted shares of American Riding Tours common stock. Persons who may be deemed to be affiliates of American Riding Tours after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with American Riding Tours and may include certain directors, officers and significant stockholders of American Riding Tours. Persons who are affiliates of American Riding Tours will be permitted to sell their shares of American Riding Tours Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

American Riding Tours stockholders may sell their common stock following the Distribution. Whether an active trading market for American Riding Tours common stock will be maintained after the Distribution and the prices for American Riding Tours common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, American Riding Tours 's results of operations, what investors think of American Riding Tours and its industries, changes in economic conditions in its industries and general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is quoted. Market fluctuations could have a material adverse impact on the trading price of the American Riding Tours Common Stock.

We anticipate that a market maker will apply to have our common stock traded on the over-the-counter bulletin board at some point in the future, but there is no guarantee this will occur. Any securities sold in brokerage transactions will involve customary brokers' commissions.

Admission to Quotation on the OTC-Bulletin Board

We hope to have our common stock be quoted on the OTC-Bulletin Board. If our securities are not quoted on the OTC-Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC-Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC-Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC-Bulletin Board our securities will trade on the OTC-Bulletin Board. We may not now or ever be qualified for quotation on the OTC-Bulletin Board. We have not begun the application process for listing on the OTC-Bulletin Board. We do not expect to begin the application process until we receive a notice of effectiveness for this Registration Statement and the shares have been distributed to our shareholders.

Selling Security Holder Distribution

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. Regardless of sales method, the selling shareholder will sell their registered shares of our preferred stock at a fixed price of $0.001 per share and their registered common stock at a fixed price of $0.01 per share for the entire duration of the offering. There can be no assurance that we will be able to obtain an OTC-BB listing. We will not receive any proceeds from the resale of preferred shares or common shares by the selling security holder.

We can provide no assurance that all or any of the preferred and common stock offered will be sold by the selling stockholder named in this prospectus.

We are bearing all costs relating to the registration of the preferred and common stock. The selling stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling stockholder named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the preferred and common stock. The selling stockholder and any broker-dealers who execute sales for the selling stockholder are "underwriters" within the meaning of the Securities Act of 1933 with respect to this offering. The selling stockholder is deemed to be engaged in a distribution of the common stock, and therefore is an underwriter, and therefore, must comply with applicable law and may, among other things:

  Not engage in any stabilization activities in connection with our common stock;

  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We and the selling security holder will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our both our preferred and common stock are a penny stock. The U. S. Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Blue Sky Restrictions on Resale

If the selling security holder wants to sell shares of our registered preferred stock or common stock under this registration statement in the United States, the selling security holder will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our preferred and common stock is exempt from registration with that state for secondary sales. Any person who purchases shares of our preferred and common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holder. The expenses which we are paying are set forth in the following table.

Nature of Expenses:

U.S. Securities and Exchange Commission Registration Fee	$28
Legal Fees and Miscellaneous Expenses*	$1,000
Audit Fees*	$2,500
Transfer Agent Fees*	$800
Printing*	$100

Total Expenses	$4,428

*Estimated Expenses

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. The selling stockholder and any brokers, dealers or agents that participate in the distribution of common stock are underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the selling stockholder may bid for, purchase or attempt to induce any person to bid for or purchase, any of our preferred or common stock while we or they are selling stock in this offering. Neither we nor any of the selling stockholder intends to engage in any passive market making or undertake any stabilizing activity for our preferred or common stock. The selling stockholder will not engage in any short selling of our securities. Further, under the rules and regulations of FINRA any broker-dealer may not receive discounts, concessions, or commissions in excess of 8% in connection with the sale of any securities registered hereunder.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 185,000,000 shares of common stock, par value $0.001 and 15,000,000 shares of preferred stock, par value $0.001. As of November 25, 2013, there are 3,000,000 shares of our common stock issued and outstanding, held by one (1) shareholder of record and 200,000 registered preferred stock issued and outstanding, held by one (1) shareholder of record.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock. We have three (3) Series of Preferred Shares. Series A Convertible Preferred shares consists of 5,000,000 authorized shares, par value $0.001, of which 200,000 shares are issued and outstanding.

Series A Preferred Shares

Any Series A holder may convert any or all of the shares of the registered preferred stock held by such holder at the ratio of one hundred (100) shares of Common Stock for every one (1) share of registered preferred stock converted, provided, however, the Company shall not effect any conversion of the registered preferred stock or any other preferred stock or warrant held by a holder of the registered preferred stock, and no such Holder shall have the right to convert any registered preferred stock or any other preferred stock or warrant held by such Holder, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such beneficial owner’s affiliates) would beneficially own in excess of 4.9% of the shares of the Common Stock outstanding immediately after giving effect to such conversion or exercise. In order for the registered preferred stock shareholder to convert their shares to common stock, they would need to notify the company of how many shares they want to convert to common shares, and return said amount of registered preferred stock back to the Company to effectuate the conversion of one registered preferred stock for one hundred common shares. The registered preferred stock have no liquidation rights and shall not be entitled to receive any dividends nor are they entitled to any voting rights with respect to the Convertible Preferred Stock.

Series B Voting Preferred Shares

Series B Voting Preferred Shares consists of 5,000,000 authorized shares, par value $0.001. There are no Series B Preferred Shares issued nor outstanding. The holders of shares of Series B Voting Preferred Stock shall not be entitled to receive any dividends and shall not have any liquidation rights. The holders of Series B Voting Preferred Stock shall be entitled to (a) notice of any meeting of the shareholders of the Corporation; and (b) have the power to vote each share at any shareholder meeting, where each share of Series B Voting Preferred Stock carries the weight of ten (10) votes for each share of common stock.

Series C Preferred Shares

Series C Preferred shares consists of 5,000,000 authorized shares of which there are no shares issued nor outstanding.. The designation of these shares have yet to be determined by the Board of Directors.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Stock Option Plan. We have not approved any stock option plans.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. The shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

Special provisions for "Shell Companies”

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.   Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act. For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, American Riding Tours must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, in as much as we have filed the registration statement with respect to this prospectus.

DESCRIPTION OF BUSINESS

Company History

We were incorporated on February 27, 2013 as American Riding Tours, Inc., a Nevada corporation. We consider ourselves to be a shell company. Activities to date have been limited primarily to organization, initial capitalization, establishing administrative offices in Las Vegas, Nevada. As of the date of this offering circular, the Company has obtained a website domain, developed its business plan and established administrative offices.

We have purchased our website, www.americanridingtours.com, which is still under construction. We want to develop this website to serve as a marketing tool to advertise our motorcycle tours to prospective clients. To date, we have not provided any motorcycle tours and we do not own any equipment necessary to provide any motorcycle tours.

Company Overview

American Riding Tours, Inc. has not significantly commenced its planned principal operations. American Riding Tours, Inc.'s operations to date have been devoted primarily to startup and development activities, which include the following:

1.      Formation of the Company;

2.      Development of the American Riding Tours, Inc. business plan;

3.      Obtaining capital through a private placement of American Riding Tours' preferred stock; and

4.      Developing a strategy to identify potential tour clients.

American Riding Tours, Inc. is attempting to become fully operational. In order to generate revenues, American Riding Tours, Inc. must address the following areas:

1.      Identify individuals and social groups that are in need of the Company's tour services.

2.      Complete the stock offering, registration of shares and apply for listing on the OTC Bulletin Board.

3.      Raise an additional $100,000 for the needed working capital to obtain commercial office space, hire and train appropriate staff, and market the Company's tour services.

We do not have sufficient capital to become fully operational and financing is not currently available to us. We will require additional funding to sustain operations. Management has identified Bluetooth headsets that will be used by the tour conductor to communicate with members of the tour group. These units cost $157.46 a piece, with an anticipated need of 7 units (one tour leader plus up to 6 participants) for a total cost of $1,102. We plan to use some of the proceeds from this Offering, if the Offering is successful, to purchase these headsets. Without additional financing, we shall not be able to purchase these headsets and not be able to conduct any tours or have any chance of generating any revenues.

Management plans to commence tour operations upon acquisition of the Bluetooth headsets. Mr. Zimmerman, the Company's sole officer/director will serve as the Company’s chief tour conductor, and he has identified several other tour conductors ready to commence tour operations. These other tour conductors will be independent contractors of the Company, and own their own motorcycles.

If funding does ever become available to us, we estimate it will take approximately two weeks to develop a website.

There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business. Without additional funding, which is currently not available to us, it is most likely that our business model will fail, and we shall be forced to cease operations.

We are a small, start-up company that has not generated any revenues and has no current contracts for tours in place. Since our inception on February 27, 2013 through September 30, 2013, we did not generate any revenues and we have net loss from operations of $5,000 and a net loss applicable to common stockholders of $15,000. Based on the small size of our Company, management views that it requires funding for two separate areas of the company’s business. This first includes funding to build the actual business operations of the Company and the second concerns the paying for the legal and accounting expenses to keep the Company full reporting.

Management does not believe we have sufficient funds to pay for legal and accounting expenses to maintain our status as full reporting company for the next twelve (12) months. Based on this shortfall, management has agreed to donate sufficient funds to the company to keep it operational for the next twelve (12) months. Management has determined that an additional $100,000 will be needed to build its business operations to its full capacity. These funds will help finance the renting of additional office space, the hiring and training of additional employees, and the marketing efforts needed to fully launch our operations. In the meantime, management plans to initiate its business operations on a limited basis, by building a customer base and operating tours where it has the capacity to do so. Whether or not the Company raises any funds in this offering, it still plans to launch its business plan. If the Company is successful in raising the amount of this offering, $3,000, these funds would help the Company market and advertise its services.

There can be no assurance that the actual expenses incurred will not materially exceed our estimates in maintaining our fully reporting status. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement.

Tours to be Offered by the Company

American Riding Tours intends to offer on-road tours. Motorcycle roads of Las Vegas can be found in short distance to areas of the Northwest Mountains, Hoover Dam, Valley of Fire, Mining Towns, and Zion National Park. Based on the distance to be travelled, we plan to price the tours between $200-400. Riders looking for short overnights, we plan to offer several affordable multiday trips to the Grand Canyon and roads of Southern California starting at $300 per day. Additionally, we plan to provide custom tours built from the ground up going to geological areas of the Southwest. We plan to provide participants with a Bluetooth headset to use during the tour in order to communicate with their guide, as well as maps and detailed information on the areas being visited. No additional rental equipment will be required. Participants must provide their own motorcycle and riding gear, which may be rented through a local rental companies.

Our tours will be fully escorted and will begin and end at mutually agreed upon locations in Las Vegas that best suit the client’s needs. We expect most clients will rent a motorcycle for a day. Where the future client rents a motorcycle, we will meet them at the rental location (i.e. EagleRider Motorcycles, Xtreme Motorcycle Rentals, etc.). If the client has their own motorcycle, and is staying at a local hotel, then the tour will leave from and end at that location. With regards to equipment, American Riding Tours will provide use of Bluetooth headsets for communication during the tour. The participant must provide their own riding gear, which by local law is limited to a helmet with face shield or goggles. This requirement will be made clear on the Company’s website and promotional materials. For clients renting motorcycles at the aforementioned facilities, rental of riding gear is also available. American Riding Tours will assist its clients in making the appropriate reservations at these independent rental facilities if requested.

Where we need to use independent contractors as tour operators, they will be paid $25 per hour of conducting the tour. Fuel will also be reimbursed. Expenses paid on behalf of tour participants include park entrance fees ($3-$25, depending on National Park visited, or $15 Hoover Dam Powerplant Tour), specified meals (estimated $15 per person for breakfast, $20 per person for lunch, $30 per person for dinner), and hotel accommodations (Maswik Lodge $90.25 per room).

Tour destinations include, but at not limited to:

a) Mt. Charleston and Spring Mountains

This tour features the Spring Mountain Recreational Area, highlighted by the Mt. Charleston peak and local wildlife. Riders should dress warm, bringing a sweatshirt or layered clothing even in most summer months, as the temperature is approximately 20 degrees cooler than in the Las Vegas Valley. The tour departs Las Vegas at 11am and travels up the winding roads of the Humboldt-Toiyabe National Forest and into Lee Canyon, taking a brief rest at Desert Overlook. Then we continue through some of the best twisties in the area on the road connecting to Kyle Canyon. Ascending further, we stop for an included lunch at the Mt. Charleston Lodge, at an elevation of 7700 feet, surrounded by pine trees and log cabin homes with a clear views of Mt. Charleston. Our tour continues down the Kyle Canyon, and skirts the western edge of the Las Vegas Valley on our way to the Red Rock Canyon. Park entrance fee is included, as we ride the Red Rock loop which features layered red sandstone. Tour duration, approximately 5 hours, cost: $200 per rider, $100 per passenger or additional rider in same group

b) Valley of Fire, Lake Mead and Hoover Dam

This tour leaves from Las Vegas at 9:00 am, this tour begins with breakfast in Moapa Valley before entering the bright red rock formations of Valley of Fire. A complete loop of the park will be made, with photo opportunities, before continuing on with a ride through Lake Mead National Recreation Area. Twisted roads descend past Lake Mead and stop at Hoover Dam. An escorted tour of the dam is included, followed by a stop at a popular overlook for a different perspective of the dam. The tour continues to nearby Boulder City, where lunch will be provided. Afterwards, we will ride back into Las Vegas returning to our starting point. Tour duration, approximately 8 hours, $400 rider per rider, $200 per passenger or additional rider in same group.

c) Grand Canyon

This tour leaves Las Vegas at 7:00 am, stopping in the town of Kingman, Arizona for breakfast. We continue our ride on Interstate 40, taking a few excursions off to ride along portions of the famous Route 66, stopping for rest, photos and some shopping. We will continue until we reach the south rim of the Grand Canyon mid afternoon, then we will check in to the Maswik Lodge, an included accommodations for the evening. The next morning we will exploring the south rim of the Grand Canyon before we ride back to Las Vegas. 2 Day Tour, $600 rider per rider, $400 per passenger or additional rider in same group.

Without funding, which is currently not available to us nor tour conductors, there is no guarantee that we shall be able to implement these anticipated tours.

Clients

We expect that our potential clients will consist of tourists visiting Las Vegas and its surrounding areas who are motorcycle riders. Las Vegas sits at the center of several national and state recreation areas that allow for sightseeing within a few hours travel from the center of the city or the “Strip”, including, but not limited to the Lake Mead National Recreation Area, Mt. Charleston and Spring Mountain National Recreation Area, Red Rock Canyon, Valley of Fire and the Grand Canyon. We intend to develop and maintain a database of potential customers who may want to use our services. We will follow up with these clients periodically and offer them free presentations and special discounts from time to time. Our methods of communication will include: phone calls, email and regular mail. We plan to attend trade shows in our industry to showcase our services with a view to find new customers. We plan to ask our satisfied customers for referrals.

Marketing Strategy

The Company will also be marketing itself to various motorcycle organizations through direct and industry specific channels. This is a mid to long term marketing and sales strategy..

The marketing strategy is simple and direct:

•         Consumers will be marketed through the Internet, magazines and other electronic and print media

•         Targeted groups will be marketed by the branding of the American Riding Tours, Inc. name and logo through specific media channels focused direct marketing campaigns, electronic media, trade shows, industry publications, newspapers, and other industry specific events, as well as traditional distribution channels.

•         Joint Venture partnerships shall be secured that allow the Company’s tours to be offered to a large existing client base with defined needs (American Motorcycle Association (“AMA”), Motorcycle
Clubs (“MCs”), etc.).

Web Site and Internet Presence

American Riding Tours, Inc.’s Web Site (www.americanridingtours.com) will function as a marketing tool. The site is currently under development. We anticipate a cost of approximately $$600 to create a usable website in which consumers can reserve and pay for tours. Management plans to create its website within three to four weeks, following the completion of this offering. If the offering falls short, management may not have sufficient funds to complete this website. It is our goal that the site will offer customers ease of use, clear and simple navigation, security, and prompt response to transactions. We want the website to feature sections for promotions and joint venture and cross branding marketing campaigns with partners.

Sales Brochures

We plan to have sales brochures printed that will be displayed at the motorcycle rental locations and distributed to major Las Vegas hotel concierges. The sales brochures will provide potential clients with the types of motorcycle tours we plan to offer. We plan to design the brochure in-house and send it out for printing. The cost for printing 1,000 glossy brochures is approximately $400.

Competition

General Sources of Competition

Many of the Company's competitors include other tour companies and special event planning at various Las Vegas hotel-casinos. Many business and social groups may use these competitors before they would consider utilizing the services of American Riding Tours, Inc. These competing individuals and entities are significantly larger and have substantially greater financial, industry recognition and other resources than American Riding Tours, Inc.

There is no assurance that the Company will be able to compete successfully against present or future competitors or that competitive pressures faced by the Company will not have a material adverse effect on the Company.

Patents, Trademarks and Licenses

We do not have any trademarks, patents, or other intellectual property.

Based on the nature of our business, we do not expect to file any trademarks or patents.

Need for Government Approval

With the exception of a business license, we are not required to apply for or have any government approval for our services. American Riding Tours paid the State of Nevada $200.00 for its Business License, which is current until its renewal date in February 2014.

In the future we may be subject to additional laws, regulations, policies, approvals and the like of federal, state, local, municipal, and other bodies.

Employees

The Company currently has no employees. All of the business operational functions are performed by our sole officer, who is also the director of the Company. This individual performs all of the job functions for the Company. Edward Zimmerman III, our sole officer/directors, plans to devote 8-10 hours per week of his time to our business.

i.                    The Company's performance is dependent on the performance of its officer. In particular, the Company's success depends on his ability to develop a business strategy which will be successful for the Company.

ii.                  The Company does not carry key person life insurance on any of its personnel. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations and financial condition of the Company. The Company's future success also depends on its ability to retain and attract highly qualified technical and managerial personnel.

iii.                There can be no assurance that the Company will be able to retain its key managerial and technical personnel or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of the Company's business, due to, among other things, a large increase in the wages demanded by such personnel, could have a material adverse effect upon the Company's business, results of operations and financial condition.

DESCRIPTION OF PROPERTY

The Company owns no real property. Our administrative offices are located in Nevada, at 848 N. Rainbow Blvd., #136, Las Vegas, Nevada 89107-1103. Our telephone number is: (702) 277-5916. This administrative office is being provided at no cost by the Officer of the Company. The Officer will not seek reimbursement for providing this administrative space. Management believes that these facilities are adequate for the Company’s current needs and that suitable additional space, should it be needed, will be available to accommodate expansion of the Company’s operations on commercially reasonable terms.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of our business, we expect that from time to time we will be involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary Overview

We are an emerging growth company focused on offering motorcycle riders tours of the Southern Nevada and surrounding areas.

Plan of Operation

As of September 30, 2013, we have no cash on hand and prepaid legal expenses of $10,000. Management believes, without any additional funding or revenues, the Company does not have sufficient cash to finance its operations for a period of twelve months, which estimate includes the additional expenses the Company will incur upon becoming a reporting company. We will apply any proceeds from future revenues to help cover our expenditures. At this time, management does not anticipate it will be required to seek outside funding to keep its business operational for the next twelve months. Our sole officer/director has committed to contribute funds to the Company to keep it operational for the next twelve months. However, there is no guarantee that management will contribute such money when and in the amounts needed to continue operations. Our first goal over the next 12-months will be to develop a functional website and to acquire the bluetooth headsets in order to conduct motorcycle tours and communicate with participants in order to explain points of interest, directions and other information during the tours. As stated earlier, management estimates the cost to initially develop our website will be approximately $600, and the cost to purchase headsets is $1,102. We expect the use the funds from the offering, provided sufficient funds are raised to implement these initiatives. If the offering falls short, management may not have sufficient funds to complete its website nor purchase the bluetooth headsets. In that case, if management does not contribute additional funds to the Company, we would need to cease our operations. On the other hand, if our offering brings in sufficient funds, we will be able to complete our website, purchase bluetooth headset and begin our operations.

If and when the time comes that we seek funding, we plan to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or other financing to fund our business operations. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Business Plan Timeline

The following is an outline of the proposed milestones for our business plan:

	Milestone	Manner of achievement	Anticipated time needed to complete milestone
1	Company becomes non-deficient with its reporting requiremnt	Files Registration with SEC and completes comments. Cost: $4,428. Source: Funds from Company's account.	In process

2	Close offering	Any proceeds received from the offering will be used to purchase bluetooth headsets (cost $1,100), sales brochures ($500 +) and website development (cost: $600)	After offering is closed.

3	Broker-dealer applies for OTC-BB listing	Company seeks a market maker	Following the close of this offering

4	Conduct Motorcycle Tours	Offer guided motocycle tours in Nevada and Arizona	Upon acquisition of bluetooth headsets

5	Develop a corporate website	Company has reserved the web name: www.americanridingtours.com, which is under construction. The website will be developed in-house. Estimated Cost: $600	Within three to four weeks from the close of the Offering

6	Marketing	Market our tour services Cost: $500-$1,000	When website is operational and brochures printed, approx. three weeks from the close of the Offering.

7	Company operational	Client base established	Twelve-eighteen months

8	Company expands operations to other markets	Hiring local independent tour conductors, finding appropriate office space, marketing our services. Cost: $100,000	Twelve-twenty-four months

The above timeline does not take into account possible delays that may arise. If we experience any difficulties or delays during our plan of operation or delays in obtaining financing, the timetable could take substantially longer to develop a customer base for our tour services.

Explanatory Paragraph in Our Independent Registered Public Accounting Firm Report

Our independent accountants have included a paragraph in their most recent report, in our audited financial statements for the year ending March 31, 2013, regarding concerns about our ability to continue as going concern. We have further disclosed in our notes to the financial statements that we are dependent upon our ability to obtain financing and upon future profitable operations from the development of our business opportunities, and that there are no assurances that we will be able to meet our financial obligations in the future.

Background

We were incorporated on February 27, 2013 as American Riding Tours, Inc., a Nevada corporation. We plan to offer motorcycle riders tours of the Southern Nevada and surrounding areas. These include, but are not limited to tours of Mt. Charleston, Lake Mead National Recreation Area, Red Rock Canyon, Valley of Fire, and the Grand Canyon. Tours are fully escorted, however riders provide their own transportation, whether it is their personal or rented motorcycle.

Results of Operations

From February 27, 2013 (Inception) through September 30, 2013

During the period from inception on February 27, 2013 to September 30, 2013, we generated no revenues. We experienced an unaudited operating loss of from operations of $(5,000) and when we include the beneficial conversion feature of our Series A Convertible Preferred stock, our net loss applicable to common shareholder was $(15,000). This operating loss includes general and administrative fees of $5,000. The general and administrative fee consist of organizational costs of $500 and audit fees of $4,500.

Since inception, we have sold 3,000,000 shares of common stock at $0.001 per share to our founder for proceeds of $3,000.

On or about March 29, 2013, the Company issued 200,000 shares of its Series A Convertible Preferred stock to a shareholder in exchange for cash of $10,000. Each share of the registered preferred stock can be exchanged for one hundred (100) shares of Common Stock of the corporation. This registered preferred stock was issued with a beneficial conversion feature totaling $10,000. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid-in-capital. If the preferred stock were to be converted into common stock, the common stock would be increased by 20,000,000 shares.

As of the date of this Prospectus we have hired an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.

Beneficial Conversion Feature – Preferred Stock

During fiscal year ending March 31, 2013, we recorded a deemed preferred stock dividend. Each share of our registered preferred stock can be exchanged for one hundred (100) shares of Common Stock of the corporation. This registered preferred stock was issued with a beneficial conversion feature totaling $10,000. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid-in-capital.

Liquidity and Capital Resources

As of September 30, 2013, our total current assets were $10,000 which consists of no cash, $10,000 prepaid legal fees. The prepaid legal expenses are earmarked to pay for our expenses associated with listing on the OTC-BB. These legal fees are not to pay for any organization costs. As of September 30, 2013 our current liabilities were $2,000. We expect to incur losses over the next year.

We have funded our operations through financing activities consisting primarily of the purchase of our securities by our founder.

Cash Requirements

Our current cash resources are insufficient to finance our future planned expenditures. As of September 30, 2013, we have no cash on hand. Unless our sole officer contributes funds to the Company, we would be unable to continue our operations for next twelve months as a fully. reporting company. Since we do not have any written agreements in place with our management, there is no guarantee that our management will contribute such money when and in the amounts needed to continue operations. In order to keep the company operational and fully reporting, management anticipates a short-term burn rate of approximately $800 per month, pre and post-offering. We currently have no cash reserves, Further, we will require $10,000 this year and $12,000 per year going forward to cover the costs of being a public company. There are no assurances that we shall be able to find any funding to keep us in business.

To successfully continue operations and implement our plan of operations, management believes will need to raise approximately $100,000 over a two year period. Management anticipates that the $100,000 will go towards hiring and training staff and to market the company’s tour services.. We anticipate raising the funds through the sale of our common stock. However, there are no assurances that we will be able to raise funds. Our ability to raise financing in the equity markets are uncertain as the equity markets, in recent years, have been depressed especially for developmental stage companies like ourselves. If we are unable to obtain a sufficient amount of funding required, either from our sole officer or outside funding, we shall be required to cease our operations and close our business which can result is a total loss of any investor's investments in our company.

Recent Accounting Pronouncements

Changes to accounting principles generally accepted in the United States of America ("U.S. GAAP") are established by the FASB in the form of accounting standards updates ("ASUs") to the FASB's Accounting Standards Codification. Management considers the applicability and impact of all ASUs. ASUs not listed below were assessed and were either determined to be not applicable or are expected to have minimal impact on our consolidated financial position and results of operations.

On April 5, 2012, the Jumpstart Our Business Startups (JOBS) Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an "emerging growth company" and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies. We are electing to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards at the same time as other public reporting companies that are not “emerging growth companies.”

In addition, we intend to rely on other exemptions from reporting and disclosure requirements that are offered by the JOBS Act, including (i) an exemption from the need to provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, and (ii) an exemption from the need to comply with any PCAOB requirement regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our financial statements (auditor discussion and analysis). These exemptions will apply for a period of five years following our first sale of common equity securities under an effective registration statement or until we no longer qualify as an “emerging growth company,” whichever is earlier. For further information regarding disclosure and other exemptions available to us under the JOBS Act, please see “Prospectus Summary—The Company—Implications of Being an Emerging Growth Company.”

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include the prices we will charge for our tour services. We do not engage in financial transactions for trading or speculative purposes.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships among any of the directors and officers.

Name	Age	Positions and Offices Held
Edward Zimmerman III	34	President, Secretary and Director

B. Work Experience

Edward C. Zimmerman III, Director, President, CEO/CFO, Secretary

Edward C. Zimmerman III brings to American Riding Tours, Inc. over six years of experience in the travel and tourism industry. Further, Mr. Zimmerman has been a licensed motorcyclist for four years, and has been a Competition level member in good standing of the American Motorcyclist Association (“AMA”) for the same. Additionally, he has experience as a former CEO of reporting companies. It is this background that led to the conclusion that Mr. Zimmerman should serve as director of the Company.

Mr. Zimmerman has served as the Company's director, president, and secretary since inception, and will serve on the board until the next annual shareholders' meeting of the Company or until a successor is elected. There are no agreements or understandings for the officer and director to resign at the request of another person, and the above-named officer and director is not acting on behalf of, nor will act at the direction of, any other person.

Set forth below is the name of the sole director and officer of the Company, all positions and offices with the Company held, the period during which he has served as such, and his business experience:

Edward C. Zimmerman III - Work Background

American Riding Tours, Inc.

Las Vegas, Nevada

President and Tour Director

February 2013-Present

Law Offices of Thomas C. Cook, Ltd.

Las Vegas, Nevada

Law Clerk

March 2002-Present

National Filing Agents, Inc.

Las Vegas, Nevada

President. Company providing EDGAR file services

December 2002-October 2007

EZ Travel, Inc.

Las Vegas, Nevada

President and Travel Counselor

December 2001-March 2003

Ambassador Travel

Las Vegas, NV

Manager and Travel Counselor

1998 - 2002

Education:

Bonanza High School

Las Vegas, Nevada

Diploma, 1996

Heritage College

Las Vegas, Nevada

Diploma Travel & Tourism, 1998

The SEC reporting companies that Edward C. Zimmerman has served as President and Director are listed in the following table:

Incorporation Name	Form Type	File #	Date of Filing	Status
EZ Travel, Inc.(1)	10SB12G	0-49795	May 3, 2002	Merger
National Filing Agents(2)	10SB12G	0-52411	December 18, 2006	Merger

(1) On January 3, 2003, new management acquired the control of EZ Travel, Inc. The new management changed the business operations of the Company. With the change of management Edward Zimmerman resigned his position with EZ Travel, Inc.

(2) On October 23, 2007, new management acquired the control of National Filing Agents, Inc. . The new management changed the business operations of the Company. With the change of management Edward Zimmerman resigned his position with National Filing Agents, Inc.

Board of Directors

Our board of directors consists of only one member, Edward Zimmerman III, who serves one-year terms without any compensation.

Audit Committee

The company does not presently have an Audit Committee. The sole member of the Board sits as the Audit Committee. No qualified financial expert has been hired because the company is too small to afford such expense.

Committees and Procedures

(1)   The registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

(2)   The view of the board of directors is that it is appropriate for the registrant not to have such a committee because its director participate in the consideration of director nominees and the board and the company are so small.

(3)   The members of the Board who acts as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a).

(4)   The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

(5)   The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6)   The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

(7)   There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

(8)   The nominating committee's process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

Code of Ethics

We have not adopted a Code of Ethics for the Board and any salaried employees.

EXECUTIVE COMPENSATION

Listed below in the executive compensation table for the year ending March 31, 2013.

Summary Compensation Table

Name and Principal Position	Fiscal Year ending March 30,	Salary ($)	Bonus ($)	Awards ($)	All Other Compsensation ($)	Total ($)
Edward Zimmerman III, Pres./Dir	2013	-0-	-0-	-0-	-0-	-0-

Edward Zimmerman III, our president and director purchased 3,000,000 restricted common shares in February, 2013 for $3,000 cash. These founder's shares that were purchased by Edward Zimmerman III were not issued as compensation for services.

We do not have any employment agreements with our officer. We do not maintain key-person life insurance for any our executive officer/director. We do not have any long-term compensation plans or stock option plans.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. There are no family relationships among our directors/officers.

Significant Employees

We have no significant employees other than Officers/Directors.

Involvement in Certain Legal Proceedings

Our director, executive officer and control persons have not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

  being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

  was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

  was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.      was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

    Any Federal or State securities or commodities law or regulation; or
    Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
    Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

We do not have an audit committee nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is the firm of Seale & Beers, CPAs, LLC. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

Compensation of Directors

We did not pay our directors any compensation during fiscal year ending March 31, 2013 nor through the period ending November 25, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of November 25, 2013, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER AND POSITION	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS BEFORE CONVERSION(1)	PERCENT OF CLASS AFTER CONVERSION(2)
Common Stock	Edward Zimmerman III (3)	3,000,000	100.00%	13.0%

Ownership upon conversion of Shareholders'
preferred stock

Common Stock	MVS, Inc. (4)	20,000,000	0.0%	86.9%
Preferred Stock	MVS, Inc.(4)	200,000	100%	100%

DIRECTORS AND OFFICERS AS A GROUP
	(1 person)	3,000,000	100%	13.0%

(1)     Percent of Class based on 3,000,000 shares before conversion of registered preferred stock.

(2)     Percent of Class based on 20,000,000 shares after conversion of the 200,000 registered preferred stock.

(3)     Edward Zimmerman III, 848 N. Rainbow Blvd., #136, Las Vegas, NV 89107.

(4)     MVS, Inc., 647 Apollo Ave., Henderson, NV 89002. Mark Strout is beneficial owner who exercises the sole voting and dispositive powers with respect to the shares owned and has the ultimate voting control over the shares held this entity.

If MVS, Inc. converts their registered preferred stock to common stock, they will own 86.9% of our common stock. This would result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Edward Zimmerman III, our sole officer/director is also our primary shareholder. Our sole officer/director controls 3,000,000 shares of our common stock, or 100% of our outstanding common stock.

The Company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space, and the director will not seek compensation for the use of this space.

On April 22, 2013, Mr. Zimmerman, our sole officer/director loaned the Company $500 for audit fees. As of September 30, 2013, $500 of this loan remained due. The loan bears no interest and is due upon demand.

Our sole officer and director, Mr. Edward Zimmerman III can be considered a promoter of American Riding Tours in consideration of his participation and managing of the business of the company since its incorporation.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The Law Offices of Thomas C. Cook, Ltd. has opined on the validity of the shares of common and preferred stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in this registration statement have been audited by Seale & Beers, CPAs, LLC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of American Riding Tours filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

We intend to furnish our stockholders with annual reports containing audited financial statements.

FINANCIAL STATEMENTS

AMERICAN RIDING TOURS

March 31, 2013

(audited)

Page
Year ended March 31, 2013 financials (audited):

Independent Auditor's Report	F-1a
Balance Sheet	F-2a
Statement of Operations	F-3a
Statement of Changes in Stockholders' Equity	F-4a
Statement of Cash Flows	F-5a
Notes to Financials	F-6a

Quarter ended September 30, 2013 financials (unaudited):

Independent Auditor's Report	F-1b
Balance Sheet	F-2b
Statement of Operations	F-3b
Statement of Cash Flows	F-4b
Notes to Financials	F-5b

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

American Riding Tours, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of American Riding Tours, Inc. (A Development Stage Company) as of March 31, 2013, and the related statements of operations, stockholders’ equity, and cash flows for the period since inception on February 27, 2013 through March 31, 2013. American Riding Tours, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Riding Tours, Inc. (A Development Stage Company) as of March 31, 2013, and the related statements of operations, stockholders’ equity, and cash flows for the period since inception on February 27, 2013 through March 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

June 11, 2013

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

F-1a

American Riding Tours, Inc.

(A Development Stage Company)

Balance Sheet

(Audited)

March 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 2,500
Prepaid expense	10,000
Total current assets	12,500

TOTAL ASSETS	$ 12,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ -
Total current liabilities	-

Stockholders' equity:
Series A Convertible Preferred stock, $0.001 par value, 5,000,000 shares	200
authorized, 200,000 issued and outstanding as of
3/31/2013
Series B Preferred stock, $0.001 par value, 5,000,000 shares	-
authorized, none issued and outstanding as of
3/31/2013
Series C Preferred stock, $0.001 par value, 5,000,000 shares	-
authorized, none issued and outstanding as of
3/31/2013
Common stock, $0.001 par value, 185,000,000 shares	3,000
authorized, 3,000,000 issued and outstanding as of
3/31/2013
Additional paid-in capital	19,800
Deficit accumulated during development stage	(10,500)
Total stockholders' equity	12,500
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$ 12,500

The accompanying notes are an integral part of these financial statements.

F-2a

American Riding Tours, Inc.

(A Development Stage Company)

Statement of Operations

(Audited)

From February 27, 2013 (inception) to March 31, 2013
Revenue	$ -

Operating expenses:
General & administrative	500
Total expenses	500

Net loss from operations	(500)

Other income (expenses):
Beneficial conversion feature of
convertible preferred stock	(10,000)
Total other income (expenses)	(10,000)

Net income (loss) applicable to common shareholders	$ (10,500)

Weighted average number of common	3,000,000
shares outstanding- basic and diluted

Loss per share	$ (0.00)

The accompanying notes are an integral part of these financial statements.

F-3a

American Riding Tours, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

(Audited)

						Deficit
						Accumulated
						During
	Series A Convertible Preferred Stock		Common Stock		Additional Paid-In	Development	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Inception, February 27, 2013	-	-	-	-	-	-	-

February 27, 2013 Founders' shares issued for cash at $0.001 per share	-	-	3,000,000	3,000	-	-	3,000

March 29, 2013 Series A Preferred shares issued for cash at $0.05 per share	200,000	200	-	-	9,800	-	10,000

Deemed interest from beneficial conversion feature on Series A preferred stock	-	-	-	-	10,000	-	10,000

Net loss	-	-	-	-	-	(10,500)	(10,500)

Balance, March 31, 2013	200,000	200	3,000,000	3,000	19,800	(10,500)	12,500

The accompanying notes are an integral part of these financial statements.

F-4a

American Riding Tours, Inc.

(A Development Stage Company)

Statement of Cash Flows

(Audited)

From February 27, 2013 (inception) to March 31, 2013
OPERATING ACTIVITIES
Net loss	$ (10,500)
Adjustment to reconcile net loss to net cash
used by operating activities:
Beneficial conversion feature expense	10,000
Changes in operating assets and liabilities:
Prepaid expense	(10,000)
Cash (used) by operating activities	(10,500)

FINANCING ACTIVITIES
Sale of preferred stock	10,000
Sale of common stock	3,000
Contributed capital	-
Net cash provided by financing activities	13,000

NET INCREASE IN CASH	2,500
CASH - BEGINNING OF THE PERIOD	-
CASH - END OF THE PERIOD	$ 2,500

SUPPLEMENTAL DISCLOSURES:
Interest paid	$ -
Income taxes paid	$ -
Non-cash transactions:
Beneficial conversion expense	$ 10,000

The accompanying notes are an integral part of these financial statements.

F-5a

American Riding Tours, Inc.

(A Development Stage Company)

Notes to Financial Statements

March 31, 2013

(Audited)

NOTE 1. General Organization and Business

The Company was organized on February 27, 2013 (Date of Inception) under the laws of the State of Nevada, as American Riding Tours, Inc., and is a Development Stage Company. The Company plans offer motorcycle riding tours throughout the Southwestern United States.

NOTE 2. Summary of Significant Accounting Policies

Basis of Accounting

The financial statements and accompanying notes are prepared under full accrual of accounting in accordance with generally accepted accounting principles of the United States of America ("US GAAP").

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Revenue recognition

The Company applies the provision of FASB ASC 605, Revenue Recognition, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies. The Company recognizes revenue related to product sales when (i) persuasive evidence of the arrangement exists, (ii) shipment has occurred, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. For the period from February 27, 2013 (inception) to March 31, 2013, the Company not recognized any revenues.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

F-6a

American Riding Tours, Inc.

(A Development Stage Company)

Notes to Financial Statements

March 31, 2013

(Audited)

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Fixed Assets

Furniture, fixtures and equipment are stated at cost less accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis.

Year-end

The Company has selected March 31 as its year-end.

Advertising

Advertising is expensed when incurred. There have been no advertising costs incurred during the current period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. As shown in the accompanying financial statements, the Company is a development stage company with no history of operations, limited assets, and has incurred operating losses since inception. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional operating capital, commence operations, provide competitive services, and ultimately to attain profitability. The Company intends to acquire additional operating capital through equity offerings. There is no assurance that the Company will be successful in raising additional funds.

F-7a

American Riding Tours, Inc.

(A Development Stage Company)

Notes to Financial Statements

March 31, 2013

(Audited)

NOTE 4 - Stockholders' Equity and Contributed Capital

Series A Convertible Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value series A preferred stock, of which 200,000 shares are issued and outstanding. Series A Preferred Stock have no liquidation rights. Series A Preferred Stock shall not be entitled to receive any dividends nor are they entitled to any voting rights with respect to the Series A Preferred Stock. At any time and from time-to-time after the issuance of the Series A Preferred Stock, any holder may convert any or all of the shares of Series A Preferred Stock held by such holder at the ratio of one hundred (100) shares of Common Stock for every one (1) share of Series A Preferred Stock. However, the beneficial owner of such Series A Preferred Stock cannot not convert their Series A Preferred stock where they will beneficially own in excess of 4.9% of the shares of the Common Stock.

On March 29, 2013, the Company issued 200,000 shares of its series A preferred stock to shareholders in exchange for cash of $10,000. Each share of the Series A Convertible Preferred Stock can be exchanged for one hundred (100) shares of Common Stock of the corporation. This Series A preferred stock was issued with a beneficial conversion feature totaling $10,000. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid-in-capital. If the issued and outstanding preferred stock were to be converted into common stock, and each beneficial owner held less than 4.9% of the stock, the common stock would be increased by 20,000,000 shares.

Series B Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value Series B preferred stock, of which no shares are issued and outstanding. The designation of these shares have yet to be determined by the Board of Directors.

Series C Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value Series C preferred stock, of which no shares are issued and outstanding. The designation of these shares have yet to be determined by the Board of Directors.

F-8a

American Riding Tours, Inc.

(A Development Stage Company)

Notes to Financial Statements

March 31, 2013

(Audited)

Common Stock

The Company is authorized to issue 185,000,000 shares of its $0.001 par value common stock, of which 3,000,000 shares are issued and outstanding.

On February 27, 2013, the Company issued 3,000,000 shares of its Common Stock to a founder for cash of $3,000.

As of March 31, 2013, there have been no stock options or warrants granted.

NOTE 5. Related Party Transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On February 27, 2013, the Company issued 3,000,000 shares of its Common Stock to a founder for cash of $3,000.

NOTE 6. Provision for Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

F-9a

American Riding Tours, Inc.

(A Development Stage Company)

Notes to Financial Statements

March 31, 2013

(Audited)

As of March 31, 2013, the Company had net operating loss carry forwards of $500 that may be available to reduce future years' taxable income through 2013. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Net operation losses will begin to expire in 2030.

Components of net deferred tax assets, including a valuation allowance, are as follows at March 31, 2013:

2013
Deferred tax assets:
Net operating loss carry forward	$175
Less: valuation allowance	(175)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of March 31, 2013 was $175. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of March 31, 2013.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal statutory rate	(35.0%)
Valuation reserve	35.0%
Total	- %

At March 31, 2013, we had an unused net operating loss carryover approximating $500 that is available to offset future taxable income which expires beginning 2030.

F-10a

American Riding Tours, Inc.

(A Development Stage Company)

Notes to Financial Statements

March 31, 2013

(Audited)

NOTE 7. Operating Leases and Other Commitments

The Company has no lease.

NOTE 8. Earnings per Share

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity, but these potential common stock equivalents were determined to be antidilutive.

Calculation of net income (loss) per share is as follows:

March 31, 2013

Net loss (numerator)	($10,500)

Weighted Average Common Shares Outstanding	3,000,000

Basic Loss per Share	($0.00)

NOTE 9. Recent Accounting Pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

NOTE 10. Legal Proceedings

The Company is not currently involved in any legal proceedings at this time.

NOTE 11. Subsequent Events

The Company has evaluated subsequent events through the filing date of the financial statements with no subsequent events to report.

F-11a

American Riding Tours, Inc.

(A Development Stage Company)

Condensed Balance Sheet

(Unaudited)

	September 30, 2013	March 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ -	$ 2,500
Prepaid expense	10,000	10,000
Total current assets	10,000	12,500

TOTAL ASSETS	$ 10,000	$ 12,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 1,500	$ -
Due to related party	500	-
Total current liabilities	2,000	-

Stockholders' equity:
Series A Convertible Preferred stock, $0.001 par value, 5,000,000	200	200
shares authorized, 200,000, 200,000 issued and outstanding as of
9/30/2013 and 3/31/2013, respectively
Series B Preferred stock, $0.001 par value, 5,000,000 shares	-	-
authorized, none issued and outstanding as of
9/30/2013 and 3/31/2013, respectively
Series C Preferred stock, $0.001 par value, 5,000,000 shares	-	-
authorized, none issued and outstanding as of
9/30/2013 and 3/31/2013, respectively
Common stock, $0.001 par value, 185,000,000 shares	3,000	3,000
authorized, 3,000,000, 3,000,000 issued and outstanding as of
9/30/2013 and 3/31/2013, respectively
Additional paid-in capital	19,800	19,800
Deficit accumulated during development stage	(15,000)	(10,500)
Total stockholders' equity	8,000	12,500
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$ 10,000	$ 12,500

The accompanying notes are an integral part of these financial statements.

F-1b

American Riding Tours, Inc.

(A Development Stage Company)

Condensed Statements of Operations

(Unaudited)

	Three Months Ended September 30, 2013	Six Months Ended September 30, 2013	From February 27, 2013 (inception) to September 30, 2013
Revenue	$ -	$ -	$ -

Operating expenses:
General & administrative	1,500	4,500	5,000
Total expenses	1,500	4,500	5,000

Net loss from operations	(1,500)	(4,500)	(5,000)

Other income (expenses):
Beneficial conversion feature of
convertible preferred stock	-	-	(10,000)
Total other income (expenses)	-	-	(10,000)

Net income (loss) applicable to common shareholders	$ (1,500)	$ (4,500)	$ (15,000)

Weighted average number of common	3,000,000	3,000,000
shares outstanding- basic

Net loss per share	$0.00	$0.00

The accompanying notes are an integral part of these financial statements.

F-2b

American Riding Tours, Inc.

(A Development Stage Company)

Condensed Statements of Cash Flows

(Unaudited)

	Six Months Ended September 30, 2013	From February 27, 2013 (inception) to September 30, 2013
OPERATING ACTIVITIES
Net loss	$ (4,500)	$ (15,000)
Adjustment to reconcile net loss to net cash
used by operating activities:
Increase in accounts payable	1,500	1,500
Beneficial conversion feature expense	-	10,000
Changes in operating assets and liabilities:
Prepaid expense	-	(10,000)
Cash (used) by operating activities	(3,000)	(13,500)

FINANCING ACTIVITIES
Sale of preferred stock	-	10,000
Sale of common stock	-	3,000
Due to related party	500	500
Contributed capital	-	-
Net cash provided by financing activities	500	13,500

NET INCREASE IN CASH	(2,500)	-
CASH - BEGINNING OF THE PERIOD	2,500	-
CASH - END OF THE PERIOD	$ -	$ -

SUPPLEMENTAL DISCLOSURES:
Interest paid	-	-
Income taxes paid	-	-
Non-cash transactions:
Beneficial conversion expense	-	10,000

The accompanying notes are an integral part of these financial statements.

F-3b

American Riding Tours, Inc.

(A Development Stage Company)

Notes to the Condensed Interim Financial Statements

September 30, 2013

(Unaudited)

NOTE 1 - CONDENSED INTERIM FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2013 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's March 31, 2013 audited financial statements. The results of operations for the period ended September 30, 2013 are not necessarily indicative of the operating results for the full year.

Basis of Presentation

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders' equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Preparing financial statements requires management to make estimates and assumptions the affect the reported amounts of assets, liabilities, revenue and expenses. Actual results and outcomes may differ from management's estimates and assumptions.

NOTE 2 - GOING CONCERN

These condensed financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of September 30, 2013, the Company has not recognized any revenues and has accumulated operating losses of approximately $15,000 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

F-4b

American Riding Tours, Inc.

(A Development Stage Company)

Notes to the Condensed Interim Financial Statements

September 30, 2013

(Unaudited)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

NOTE 4 - RELATED PARTY TRANSACTIONS

On April 22, 2013 an officer loaned the Company $500 for audit fees. As of September 30, 2013, $500 of this loan remained due. The loan bears no interest and is due upon demand.

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from September 30, 2013 through the date the financial statements are issued, and has determined that no such events have occurred.

F-5b

[BACK COVER PAGE OF PROSPECTUS]

PROSPECTUS

December 18, 2013

AMERICAN RIDING TOURS, INC.

300,000 Shares of Common Stock

200,000 shares of convertible preferred stock held by stockholder

20,000,000 shares of common stock held by stockholder

Dealer prospectus delivery obligation

Until MARCH 18, 2014, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.